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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANT



     We consent to the incorporation by reference in the registration statement on Form S-8 of Home Health Corporation of America, Inc. Employee Stock Option Plan and 1995 Employee and Consultant Equity Plan, of our report dated July 9, 1996, on our audit of the consolidated financial statements of LHS HOLDINGS, INC. AND ITS SUBSIDIARIES as of and for the year ended December 31, 1995, which report is included in this Form 8-K/A.


     /s/ BAIRD, KURTZ & DOBSON

     Tulsa, Oklahoma
     March 19, 1997